UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  January 14, 2009

WESTERN CAPITAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-52015	47-0848102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 West Broadway, Suite 1
Council Bluffs, Iowa  51501
(Address of principal executive offices) (Zip Code)

(712) 322-4020
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The disclosures set forth in Item 2.01 below are hereby incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

 On January 14, 2009, PQH Wireless, Inc., a Nebraska corporation (“PQH”), the wholly owned subsidiary of Western Capital Resources, Inc., a Minnesota corporation (the “Company”), entered into an Asset Purchase Agreement with VZ Wireless, LLC, a Wisconsin limited liability company (“VZ Wireless”) and Dean Salem, the sole shareholder of VZ Wireless.  Under the Asset Purchase Agreement, PQH acquired from VZ Wireless twelve Cricket Wireless stores and related assets for a purchase price of $1,828,000.  The purchase price was made by a cash payment on the closing of the acquisition.  The acquired stores and assets are located in the Kansas City, Missouri (4 stores) and St. Louis, Missouri (8 stores) markets.

The closing of purchase and sale under the Asset Purchase Agreement was effective as of January 14, 2009.  The Asset Purchase Agreement contains customary representations, warranties and covenants of the parties and indemnification obligations relating to those representations, warranties and covenants.  The Asset Purchase Agreement also prohibits Mr. Salem and VZ Wireless from selling Cricket wireless products or services or otherwise competing pre-paid products or services for a period of three years within a 50-mile radius of each of the twelve store locations acquired under the Asset Purchase Agreement.  A copy of the Asset Purchase Agreement is being filed together with this Current Report.

Item 8.01 Other Events.

On January 21, 2009, the Company published the press release attached hereto as Exhibit 99.1, which is incorporated herein by this reference.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
2.1	Asset Purchase Agreement, dated January 14, 2009.
99.1	Press Release dated January 21, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN CAPITAL RESOURCES, INC.:
(Registrant)

Date: January 21, 2009	By:	/s/ John Quandahl
JOHN QUANDAHL, Chief Executive Officer